EXHIBIT 99.4

Tender Closing Date, being June 11, 2004 (3:00 p.m. CET)

APPLICATION FORM

In respect of the public firm offer (the ‘Offer’) by Epicor Software Corporation (‘Epicor’) for all the outstanding shares in the capital of Scala Business Solutions N.V. (the ‘Scala Shares’), each with a nominal value of EUR 0.45.

To:	ABN AMRO Bank N.V.

Attn.:	Issuing Institutions/Corporate Actions (MF 2020)

Kemelstede 2

4817 ST Breda

P.O. Box 3200

4800 DE Breda

Fax: +31 (0) 76.57 99 6201

The undersigned:                                                                                                    2) 3)

Street:

Postal code/City:

Telephone No.:

Fax No.:

Registration Number at Netherlands

Central Securities Depository (NECIGEF):

hereby tenders under the conditions of the Offer on behalf of:

                   custody clients holding .                    Scala Shares)4

                    custody clients holding                      Scala Shares)5

Total                                                                           Scala Shares

The undersigned hereby declares that (i) the holders of the Scala Shares that are tendered represent and warrant that they fully comply with the restrictions outlined in the prospectus dated May 10, 2004 and the offering memorandum dated May 12, 2004, (ii) they have the tendered Scala Shares in their administration (iii) they bind themselves, subject to the Offer being declared unconditional (gestand gedaan ), to deliver the Scala Shares tendered no later than 10:00 a.m.(CET) on the settlement date and give their settlement instructions in order to receive shares of common stock of Epicor through DTC on the settlement date.

(Place)	(Date)

By:

Name:

Title:

[1]	Please also send the original to the above address.
[2]	Please use block capitals.
[3]	Name of admitted institution.
[4]	Number of custody clients and total number of shares, excluding large deposits.
[5]	Number of custody clients and total number of shares in respect of maximum commission of USD 10,000.

Tender Closing Date, being June 11, 2004 (3:00 p.m. CET)

1) SETTLEMENT DETAILS FOR THE 0.1795 SHARES OF COMMON STOCK OF EPICOR PER SCALA SHARE TENDERED AND DELIVERED

Upon the moment the Offer has been declared unconditional, we kindly request you to give your settlement instructions accordingly through DTC by using the below mentioned standard and requested data.

Standard data

ISIN number shares of common stock of Epicor:	US29426L1089

Delivering party:	ABN AMRO Bank N.V.

Correspondent bank of ABN AMRO Bank N.V.:	Swiss American Securities 12 East 49th Street NY 10017 New York

DTC registration number of

Swiss American Securities:	0012

ABN AMRO Bank N.V.’s account with Swiss American Securities:	73002541

Requested data

Your registration number with Depositary Trust Company (DTC)

If you are not a participant of DTC please insert below your correspondent bank’s registration number with DTC or institution’s registration number with DTC and your account number with such bank or institution.

DTC number of your correspondent bank or institution:

The name of your correspondent bank or institution:

Your account number with your correspondent bank or institution:

The expected number of shares of common stock of Epicor to be received[6]:

Remaining fraction entitlement of shares of common stock of Epicor[7]:

Trade date[8]:

Settlement date[9]:

2) DETAILS FOR PAYMENT OF US$ 1.8230 IN CASH, SUBJECT TO THE OFFER PRICE ADJUSTMENT (IF ANY), PER SCALA SHARE TENDERED AND DELIVERED

Please provide us with the following information concerning the payment of US$ 1.8230 in cash per Scala Share tendered and delivered on the settlement date, being the third Euronext trading day after the date upon which the public announcement is made that the Offer is declared unconditional.

Requested data

Name US correspondent bank:

Swift address US correspondent bank:

Account number with US correspondent bank:

Payment reference:

[6]	Please use as exchange ratio 0.1795 shares of common stock of Epicor for every Scala Share tendered.
[7]	ABN AMRO Bank N.V. will settle the remaining fraction entitlement of one share of common stock of Epicor in cash by payment on your account as requested under section 2 of this page.
[8]	The date on which the Offer will be declared unconditional will be qualified as trade date.
[9]	Please insert as settlement three Nasdaq trading days after the trade date.